EXHIBIT 10.3

SUPERVALU INC.

2012 STOCK PLAN

STOCK OPTION AGREEMENT

This agreement is made and entered into as of the grant date indicated below (the “Grant Date”), by and between SUPERVALU INC. (the “Company”) and the individual whose name appears below (“Optionee”).

The Company has established the 2012 Stock Plan (the “Plan”), under which directors and key employees of the Company and its Affiliates may be granted Options to purchase shares of the Company’s common stock. Optionee has been selected by the Company to receive an Option subject to the provisions of this agreement. Capitalized terms that are used in this agreement, that are not defined, shall have the meanings ascribed to them in the Plan.

In consideration of the foregoing, the Company and Optionee hereby agree as follows:

1.              Option Grant.  The Company hereby grants to Optionee, subject to Optionee’s acceptance hereof, the right and option to purchase the number of Shares indicated below at the exercise price per Share indicated below (the “Exercise Price”), effective as of the Grant Date. The Option has been designated as a Non-Qualified Stock Option (“NQ”) for tax purposes, the consequences of which are set forth in the prospectus that describes the Plan.

2.              Acceptance of Option and Stock Option Terms and Conditions.  The Option is subject to and governed by the Stock Option Terms and Conditions (“Terms and Conditions”) attached hereto, which is incorporated in the terms and provisions of the Plan.  To accept the Option, this agreement must be delivered and accepted through an electronic medium in accordance with procedures established by the Company or Optionee must sign and return a copy of this agreement to the Company within sixty (60) days after the Grant Date. By so doing, Optionee acknowledges receipt of the accompanying Terms and Conditions and the Plan, and represents that Optionee has read and understands the same and agrees to be bound by the accompanying Terms and Conditions and the terms and provisions of the Plan. In the event that any provision of this agreement or the accompanying Terms and Conditions is inconsistent with the terms and provisions of the Plan, the terms and provisions of the Plan shall govern.  Any question of administration or interpretation arising under this agreement or the accompanying Terms and Conditions shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

3.              Vesting, Exercise Rights and Expiration. Except as otherwise provided in the accompanying Terms and Conditions: (i) the Option shall vest on the schedule below (ii) the vested portion of the Option may be exercised in whole or part, and (iii) the Option will expire on the expiration date indicated below (the “Expiration Date”).

Option Number:	%%OPTION_NUMBER%-%
Grant Date:	%%OPTION_DATE,’Month DD, YYYY’%-%
Number of Shares:	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%
Exercise Price:	%%OPTION_PRICE,’$999,999,999.99’%-%
Expiration Date:	%%EXPIRE_DATE_PERIOD1,’Month DD, YYYY’%-%
Vesting Schedule:

SUPERVALU INC.		RECIPIENT:

By:
	Michele A. Murphy Executive Vice President	%%FIRST_NAME%-%%%MIDDLE_NAME%-% %%LAST_NAME%-%
	Human Resources & Corporate Communications	%%EMPLOYEE_IDENTIFIER%-%

SUPERVALU INC.

2012 STOCK PLAN

STOCK OPTION TERMS AND CONDITIONS

(FOR DIRECTORS)

These Stock Option Terms and Conditions (“Terms and Conditions”) apply to the Option granted to you under the Plan, pursuant to the Stock Option Agreement (the “Agreement”) to which this document is attached.  Capitalized terms that are used in this document, but are not defined, shall have the meanings ascribed to them in the Plan or the attached Agreement.  See Section 17 for a list of defined terms.

1.              Vesting and Exercisability.  The Option shall vest on the date or dates and in the amount or amounts set forth in the attached Agreement.

The vested portion of the Option may be exercised at any time, or from time to time, to purchase Shares.  If in any year the full amount of Shares that may be purchased pursuant to the vested portion of the Option is not purchased, the remaining amount of such Shares shall be available for purchase during the remainder of the term of the Option. The term of the Option shall be for a period of ten (10) years from the Grant Date, terminating at the close of business on the Expiration Date or such shorter period as is provided for herein.

2.  Manner of Exercise.  Except as provided in Section 8 below, you cannot exercise the Option unless at the time of exercise you serve as a director of the Company.  Prior to your death, only you may exercise the Option.  You may exercise the Option as follows:

a)             By delivering a “Notice of Exercise of Stock Option” to the Company at its principal office, attention: Vice President, Compensation, stating the number of Shares being purchased and accompanied by payment of the full purchase price for such Shares (determined by multiplying the Exercise Price by the number of Shares to be purchased). Note: In the event the Option is exercised by any person other than you pursuant to any of the provisions of Section 7 below, the Notice must be accompanied by appropriate proof of such person’s right to exercise the Option; or

b)             By entering an order to exercise the Option using E*TRADE’s website.

3.  Method of Payment.  The full purchase price for the Shares to be purchased upon exercise of the Option must be paid as follows:

a)             By delivering directly to the Company, cash or its equivalent payable to the Company;

b)             By delivering indirectly to the Company, cash or its equivalent payable to the Company through E*TRADE’s website;

c)              By delivering directly to the Company Shares having a Fair Market Value as of the exercise date equal to the purchase price (commonly known as a “Stock Swap”);

d)             By delivering directly to the Company the full purchase price in a combination of cash and Shares; or

e)              By the Company delivering to you a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares (commonly known as a “net exercise”).

You shall represent and warrant in writing that you are the owner of the Shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions. To the extent that you possess Shares in certificated form, you shall duly endorse in blank all certificates delivered to the Company.

4.  Delivery of Shares.  You shall not have any of the rights of a stockholder with respect to any Shares subject to the Option until such Shares are purchased by you upon exercise of the Option.  Such Shares shall then be issued and delivered to you by the Company as follows:

a)             In the form of a stock certificate registered in your name or your name and the name of another adult person (twenty-one (21) years of age or older) as joint tenants, and mailed to your address; or

b)             In “book entry” form, that is, registered with the Company’s stock transfer agent, in your name or your name and the name of another adult person (twenty-one (21) years of age or older) as joint tenants, and sent by electronic delivery to your brokerage account.

The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share.

5.  Withholding Taxes.  You are responsible for the payment of any federal, state, local or other taxes that are required to be withheld by the Company upon exercise of the Option and you must promptly remit such taxes to the Company.  You may elect to remit these taxes by:

a)             Delivering directly to the Company, cash or its equivalent payable to the Company;

b)             Delivering indirectly to the Company, cash or its equivalent payable to the Company through E*TRADE’s website;

c)              Having the Company withhold a portion of the Shares to be issued upon exercise of the Option having a Fair Market Value as of the exercise date equal to the amount of federal and state income tax required to be withheld upon such exercise (commonly referred to as a “Tax Swap” or “Stock for Tax”); or

d)             Delivering directly to the Company, Shares, other than the Shares issuable upon exercise of the Option, having a Fair Market Value as of the exercise date equal to such taxes.

You shall represent and warrant in writing that you are the owner of the Shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions.  To the extent that you possess Shares in certificated form, you shall duly endorse in blank all certificates delivered to the Company.

6.              Change of Control.

a)             If, within two (2) years after a Change of Control your Board service terminates involuntarily for reasons other than Cause, the Option shall become immediately exercisable in full and remain exercisable for one (1) year beginning on the date of your termination of Board service.  If the Option is replaced pursuant to subsection (d) below, the protections and rights granted under this subsection (a) shall transfer and apply to such replacement option.

b)             If, in the event of a Change of Control, and to the extent the Option is not assumed by a successor corporation (or affiliate thereto) or other successor entity or person, or replaced with an award or grant that, solely in the discretionary judgment of the Committee preserves the existing value of the Option at the time of the Change of Control, then the unvested portion of the Option shall immediately vest and the Option shall become immediately exercisable in full upon the Change of Control.

c)              In the discretion of the Committee and notwithstanding subsection (b) above or any other provision, the Option (whether or not exercisable) may be cancelled at the time of the Change of Control in exchange for cash, property or a combination thereof that is determined by the Committee to be at least equal to the excess (if any) of the value of the consideration that would be received in such Change of Control by the holders of Common Stock, over the Exercise Price for the Option. For purposes of clarification, by operation of this provision Options that would not yield a gain at the time of the Change of Control under the aforementioned equation are subject to cancellation without consideration. Furthermore, the Committee is under no obligation to treat Options and/or holders of Options uniformly and has the discretionary authority to treat Options and/or holders of Options disparately.

d)             If in the event of a Change of Control and to the extent that this Option is assumed by any successor corporation, affiliate thereof, person or other entity, or is replaced with awards that, solely in the discretionary judgment of the Committee preserve the existing value of this Option at the time of the Change of Control and provide for vesting and settlement terms that are at least as favorable to you as the vesting and payout terms applicable to this Option, then the assumed Option or such substitute therefore shall remain outstanding and be governed by its respective terms.

7.  Transferability.  The Option shall not be transferable other than by will or the laws of descent and distribution.  More particularly, the Option may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to these provisions, or the levy of an execution, attachment or similar process upon the Option, shall be void.

You may designate a beneficiary or beneficiaries to exercise your rights with respect to the Option upon your death.  In the absence of any such designation, benefits remaining unpaid at your death shall be paid to your estate.

8.  Effect of Termination of Board Service.  Following the termination of your service on the Board of Directors of the Company, your right to exercise the Option, as well as that of your beneficiary or beneficiaries, shall be as follows:

a)             If your Board service terminates for any reason other than your death, you may exercise the Option prior to its Expiration Date, at any time within a period of up to one (1) year after such termination of service, to the full extent of the number of Shares you were entitled to purchase under that portion of the Option which was vested as of the date of termination of your service.

b)             If your Board service terminates as a result or your death, the unvested portion of the Option shall immediately vest in full. Thereafter, the Option may be exercised prior to its Expiration Date, by your beneficiary(ies), or a legatee(s) under your last will, or your personal representative(s) or the distributee(s) of your estate, to the full extent of the Shares covered by the Option that were not previously purchased, at any time within a period of up to one (1) year after your death.

9.  Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares covered by the Option such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under these Terms and Conditions and the attached Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, adjust any or all of the number and type of Shares (or other securities or other property) covered by the Option and the Exercise Price of the Option.

10.  Severability.  In the event that any portion of these Terms and Conditions shall be held to be invalid, the same shall not affect in any respect whatsoever the validity and enforceability of the remainder of these Terms and Conditions.

11.  No Right to Continued Service on the Board of Directors.  Nothing in these Terms and Conditions or the attached Agreement or the Plan shall be construed as giving you the right to continue as a director of the Company or affect in any way the right of stockholders of the Company to remove you as a director of the Company.

12.  Reservation of Shares.  The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of these Terms and Conditions and the attached Agreement.

13.  Securities Matters.  The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

14.  Headings.  Headings are given to the sections and subsections of these Terms and Conditions and the attached Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of these Terms and Conditions or the attached Agreement or any provision hereof or thereof.

15.  Governing Law.  The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of these Terms and Conditions and the attached Agreement.

16.  Notice.  For purpose of the Agreement and these Terms and Conditions, notices and all other communications provided for in the Agreement, these Terms and Conditions or contemplated by either shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

P.O. Box 990

Minneapolis, MN 55440

Attention:  Corporate Secretary

and in the case of you, to you at the most current address shown on the Company’s records.  Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

17.  Definitions.  The following terms, and terms derived from the following terms, shall have the following meanings when used in these Terms and Conditions or the attached Agreement with initial capital letters unless, in the context, it would be unreasonable to do so.

a)             Cause shall mean:

i)               your continued failure to perform your duties as a director of the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the Board or the believes that you have not substantially performed your duties;

ii)            the conviction of, or plea of guilty or nolo contendere to, a felony or the willful engaging by you in conduct which is materially and demonstrably injurious to the Company;

iii)         your commission of a material act or material acts of personal dishonesty intended to result in your substantial personal enrichment at the expense of the Company;

iv)        your material violation of Company policies relating to Code of Business Conduct; or

v)             your removal from the Board by the stockholders of the Company pursuant to the applicable provisions of the Delaware General Corporation Law and the Company’s bylaws;

provided, however, that in no event shall Cause exist by virtue of any action taken by you (A) in compliance with express written directions of the Board or (B) in reliance upon the express written consent of the Company’s counsel.

In each case above, for a termination of Board service for Cause, you must be provided with a notice (as described in Section 16) within six (6) months after the Board has actual knowledge of the act or omission constituting Cause.  Whether a termination of Board service is for Cause as provided above will be determined by the Board in its sole discretion based on all the facts and circumstances.

b)             Change of Control shall be deemed to have occurred upon any of the following events:

i)                 the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

ii)              the consummation of any merger or other business combination of the Company, sale or lease of all or substantially all of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least sixty percent (60%) of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets, or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

iii)           within any 24-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company.  For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).

c)              Change of Control Date shall mean the date on which a Change of Control occurs.

Original Approval: